FIRST AMENDMENT TO OPERATING AGREEMENT

This First Amendment to the Operating Agreement (the "Amendment") dated as of January 11, 2018, amends that certain Operating Agreement dated and effective November 19, 2012 (the "Operating Agreement"), by and between SAExploration, Inc. ("SAE") and Kuukpik Corporation ("Kuukpik") relating to the formation and operation of Kuukpik/SAExploration, LLC (the "Company"). SAE and Kuukpik are referred to herein from time to time collectively as the "Parties."

1. Definitions. All capitalized terms used but not defined herein shall the respective meanings assigned to such terms in the Operating Agreement.

2. Amendment to Section 2.4 of the Operating Agreement. Section 2.4 of the Operating Agreement is amended to read in its entirety as follows:

   "The life of the Company shall be until December 31, 2020, unless terminated earlier pursuant to Article 10 below or by operation of law or extended by unanimous agreement of all Members."

3. Effectiveness. This Amendment shall be effective as of November 19, 2017.

4. Continuation. The Parties agree and acknowledge that the Operating Agreement, as amended by this Amendment, continues in full force and effect in accordance with its terms. All references to the Operating Agreement shall refer to the Operating Agreement as amended by this Amendment.

5. Miscellaneous. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. The headings of the various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment. Except as otherwise indicated, section references herein refer to sections of the Operating Agreement. The Operating Agreement, as amended by this Amendment, may be amended or modified only by a writing executed by the unanimous agreement of all Members.

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IN WITNESS WHEREOF, the Parties have each caused this First Amendment to the Operating Agreement to be executed on their behalf by their officers thereunto duly authorized.

SAEXPLORATION, INC.
a Delaware corporation

By: ______________________
Name: Jeff Hastings
Its: Chief Executive Officer / Chairman

KUUKPIK CORPORATION

By: ______________________
Name: Lanston Chinn
Its: CEO